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                                                                  EXHIBIT 23

                       Consent of Ernst & Young LLP, Independent Auditors
                       --------------------------------------------------

           We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41735) pertaining to the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies of our report dated March 24, 1997, with respect to the financial statements and schedules of the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies included in this Annual Report (Form 11-K) for the fiscal year ended September 30, 1996.



                                       /s/ ERNST & YOUNG LLP
                                       ----------------------
                                       Ernst & Young LLP
Jacksonville, Florida
March 26, 1997































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